SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D.C.  20549


                     ______________________



                            FORM 8-K


                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934

                 Date of Report: March 16, 2000
               (Date of earliest event reported)

                   MEDISYS TECHNOLOGIES, INC.
       (Exact name of Registrant as specified in charter)




        Utah                        0-21441              72-1216734
(State or other juris-             (Commission         (IRS Employer
diction of incorporation)            File No.)       Identification No.)


            144 Napoleon Street, Baton Rouge, Louisiana 70802
           (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone no., including area code:  (225) 343-8022

                                     N/A
  (Former Name or Former Address, if Changed Since Last Report)


Item 5.  Other Events.

     On March 16, 2000, Medisys Technologies, Inc. (the "Registrant") filed a Complaint against Brett Phillips, Elbert Carl Anderson, William H. Morris, Marilyn Morris and Barbara Larkins in the United States District Court in and for the Middle District of Louisiana alleging various securities law violations and related claims in connection with the 1998 acquisition by the Registrant from the defendants of Phillips Pharmatech Labs, Inc. (the "Legal Proceeding"). The Registrant is seeking recission of the acquisition damages and other relief. A copy of the Complaint is filed as Exhibit 99.1 and is incorporated herein by reference.

     The Registrant is a diversified medical company which employs a multi-divisional integrated business strategy. The Registrant owns 19 patents covering safety devices and other products. The Registrant believes that the Legal Proceeding is in its shareholders' best interest and should not have any material adverse impact on the Registrant's ongoing efforts to develop and market commercial applications for its technology.

Item 7.  Financial Statements and Exhibits.
     (c)  Exhibits
Exhibit No.         Description                               Page No.

    99.1            Complaint filed on March 16, 2000 with
                    the United States District Court in and
                    for the Middle District of Louisiana    Filed Herewith

                            SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              MEDISYS TECHNOLOGIES, INC.


Dated: March 22, 2000              By:  /s/ Kerry M. Frey
                                   KERRY M. FREY, President and
                                   Chief Operating Officer





                         INDEX TO EXHIBIT


Exhibit No.         Description                             Page No.

99.1           Complaint filed on March 16, 2000 with
               the United States District Court in and
               for the Middle District of Louisiana       Filed Herewith